Exhibit 10.1

NOTE AMENDMENT AGREEMENT

This NOTE AMENDMENT AGREEMENT (this “Amendment”), dated as of April 2, 2015 (the “Effective Date”), is entered into by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”) and VER 83, LL C the holder (the “Holder”) of the Prior Note (as such term is defined below).

WHEREAS, the Company has issued to the Holder a promissory note in the aggregate principal amount of $950,000 (the “Prior Note”) with an initial maturity date of March 19, 2015 (the “Initial Maturity Date”);

WHEREAS, the Company seeks Holder’s consent to modify and extend the Initial Maturity Date of the Prior Note to the date specified hereinafter and, in consideration thereof, the Company and the Holder have agreed to the additional terms set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and the Holder agree as follows:

SECTION 1. Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Prior Note.

SECTION 2. Amendments to the Prior Note. The Prior Note shall be amended as follows:

(a) The Prior Note is hereby amended to modify the definition of the term “Maturity Date” such that from and after the Effective Date of this Amendment, the term “Maturity Date” shall mean July 2, 2015.

(b) Section 3 of the Prior Note is hereby deleted in in its entirety and all references elsewhere in the Prior Note to the term “Accelerated Payment Date” are also hereby deleted from the Prior Note.

SECTION 3. Exchange Right.

(a) The Company hereby agrees that, for as long the Prior Note remains outstanding, the Holder shall have the right, in accordance with the terms hereof, to exchange the principal amount of the Prior Note (and unpaid interest thereon) into the securities of the Company (the “New Securities”) sold in the Next Financing (defined below). The Holder may exchange all, but not less than all, of the principal amount of the Prior Note, and any accrued and unpaid interest thereon, for the New Securities in the Next Financing upon the same price and other terms and conditions as pertains to the Next Financing and shall be required to execute such agreements pertaining to the Next Financing as the Company and the other investors participating in the Next Financing shall execute. In calculating the number of New Securities to be issued to the Holder, such number shall be rounded down to the nearest whole number. The Company shall not issue any fractional New Securities under any circumstances, but shall pay to the Holder any cash amounts in respect of the value of any fractional New Securities that may have been issuable in the absence of the aforementioned prohibition. As used herein, the term “Next Financing” shall mean the closing of a sale of equity or debt securities by the Company, or series of closings, as part of the same transaction, of equity or debt securities within a period of three months, in the gross amount of at least $2,000,000, excluding any transaction that is an Exempt Issuance, as defined below (the “Next Financing”). The Holder may exercise this right at any time and from time to time prior to the Maturity Date upon no less than 5 days’ written notice by the Holder to the Company.

(b) Mechanics. To exchange the Prior Note into the Next Financing, upon no less than 5 days’ written notice by the Holder to the Company, the Holder shall send by facsimile (or otherwise deliver) a copy of a notice of exchange. The Holder shall surrender or cause to be surrendered the Prior

Note as soon as practicable thereafter to the Company, and pay any transfer taxes or other applicable taxes or duties, if required. The Company shall not be obligated to issue New Securities unless either the Prior Note is delivered to the Company as provided above, or the Holder notifies the Company that the Prior Note has been lost, stolen or destroyed and delivers to the Company an affidavit of loss in a form reasonably acceptable to the Company. As promptly as practicable on or after the closing of the Next Financing, the Company shall issue and deliver to the Holder such number of securities of the Company issuable to it in the Next Financing. The Holder is not entitled to any rights of a holder of New Securities until the Prior Note has been surrendered and exchanged for such New Securities in the Next Financing and the closing of such Next Financing has occurred. Upon such event, the rights of the Holder of the Prior Note as the Holder hereof shall cease, and the person or persons entitled to receive the New Securities shall be deemed to be a holder of record of such New Securities.

(c) As used herein, the term “Exempt Issuance” means the issuance of (i) any securities of the Company to employees, officers, or directors of the Company or other eligible person pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose (for purposes of clarity, the issuance of shares of Common Stock upon exercise of options or vesting of restricted stock units granted pursuant to such a Company plan subsequent to the date hereof shall also be an Exempt Issuance), (ii) securities upon the exercise or exchange of or conversion of any securities of the Company issued and outstanding as of the Effective Date of this Agreement (including shares of common stock that the Company may issue pursuant to the presently outstanding shares of Series D Preferred Stock in lieu of cash dividends thereon), (iii) securities issued pursuant to mergers, acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (iv) shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) which may be issued to consultants, vendors, lessors, distributors or similar persons, to the Company as consideration for services or assets provided to the Company (and the shares of Common Stock which may be issued upon exercise or conversion of convertible securities issued to the class persons specified in this clause), and (v) shares of Common Stock or other securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

SECTION 4. Issuance of Warrants. In consideration of (i) the prospective waiver previously granted by the Holder of any potential event of default under the Prior Note arising from the Company’s nonpayment of the principal thereon and (ii) the amendments to the Prior Note and the other agreements set forth herein, the Company agrees to issue to the Holder, on the Effective Date, warrants to purchase an aggregate of 3,166,667 shares of common stock of the Company (the “Additional Warrants”). The Additional Warrants shall be exercisable for a period of 54 months commencing six months following the date of issuance, at an exercise price equal to $0.31 per share, and otherwise shall be in the form attached as Annex A to this Amendment.

SECTION 5. No Defaults. The Company and Holder, by execution of this Amendment, each hereby represent and warrant to the other, that as of the date hereof, no Event of Default has occurred under the Prior Note and no Event of Default exists or is continuing with respect to the Prior Note.

SECTION 6. Effect of Amendment. Upon the Effective Date of this Amendment, (i) the applicable portions of this Amendment shall be a part of the Prior Note and the Prior Note shall incorporate the provisions of Section 2 hereof, and (ii) each reference in the Prior Note to “this Note”, “this Agreement”, “hereof”, “hereunder”, or words of like import, and each reference in any other document or agreement to the Prior Note shall mean and be a reference to the Prior Note as amended hereby. Except as expressly amended hereby, the Prior Note, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 7. Consent. Each of the Holder and the Company hereby consents to the terms of the amendments to the Prior Note contained in this Amendment. This Amendment is not intended to serve as, and shall not be construed by operation of law or otherwise, as a novation of the Prior Note.

SECTION 8. Representations and Warranties. Each of the parties hereto represents and warrants that it is duly incorporated or otherwise organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its formation, that it has all requisite power and authority to enter into this Amendment and that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation. The Holder further represents and warrants that (i) it is the beneficial or record owner of the Prior Note originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Holder has not assigned any interest in the Prior Note; (iii) it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933; (iv) it is acquiring the Extension Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act of 1933 or any applicable state securities laws; and (v) it is aware that the Extension Warrants (and the shares of the Company’s common stock issuable upon exercise thereof) are “restricted securities” under the federal securities laws and must be held indefinitely unless subsequently registered under the Securities Act of 1933 and under applicable state securities laws or an exemption from such registration is available.

SECTION 9. Governing Law; Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflicts of law. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

(b) Each Holder hereby represents that it is the owner of the Prior Note issued to it and that such Prior Note has not been assigned, pledged or otherwise transferred. Each Holder agrees that this Amendment shall be affixed by each Holder to its Prior Note and become a part thereof.

(c) This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, either written or oral, with respect to its subject matter. This Amendment may not be amended or modified except in the manner for amendment of the Prior Note as set forth therein. The observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively) in the manner set forth in the Prior Note. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(d) Each Holder has been advised and had the opportunity to consult with an attorney or other advisor prior to executing this Amendment. The undersigned Holder understands, confirms and agrees that counsel to the Company is not acting as counsel to the Holder and the undersigned Holder has not relied upon any legal advice except as provided by its own counsel.

WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet
Name:	Ian C. Bonnet
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

HOLDER:

VER 83, LLC

By:	/s/ Douglas B. Luce
Name:	Douglas B. Luce
Title:

Principal Amount of Prior Note: $950,000

4